Exhibit 99.1

FOR:	GOTTSCHALKS INC.
CONTACT:	Michael Geele Chief Financial Officer (559) 434-4800 or Financial Dynamics: Leigh Parrish, Teresa Thuruthiyil (415) 439-4521

DISTRIBUTION: NORTHERN CALIFORNIA NEWS LINE & FAX LIST: SFGOT

FOR RELEASE ON TUESDAY, AUGUST 26th at 1:05 P.M. P.D.T.

GOTTSCHALKS REPORTS 17 CENTS PER SHARE IMPROVEMENT
IN SECOND QUARTER RESULTS

Highlights from the second quarter include:

  Increased gross margin 50 bp compared to second quarter of fiscal 2002
  Reduced selling, general and administrative expenses by $4.2 million versus last year
  Breakeven net income versus $2.1 million loss last year

FRESNO, CA - August 26, 2003 - Gottschalks Inc. (NYSE: GOT) today reported net income of $25,000, or breakeven earnings per diluted share, for the second quarter ended August 2, 2003. This compares to a net loss of $2.1 million, or $0.17 per diluted share, in the second quarter of fiscal 2002. As previously reported, for the thirteen weeks ended August 2, 2003, same store sales were 0.4% higher than the prior year, and total sales decreased 2.5% to $152.0 million from $155.9 million in same period of 2002.

For the first six months of fiscal 2003, the net loss was $4.0 million, or $0.31 per diluted share, versus a net loss of $4.8 million, or $0.38 per diluted share, reported for the comparable period last year. For the year-to-date period, same store sales decreased by 1.7%, while total sales decreased 4.2% to $292.6 million from $305.4 million for the same period last year. On a quarter and year-to-date basis the decrease in total sales is partially attributable to the closure of seven stores which were open in the comparable period last year.

Jim Famalette, president and chief executive officer of Gottschalks, stated, "We are very pleased to report a profit for the second quarter for the first time since fiscal 2000. Comp store sales were slightly better than even for the period, which met our expectations. The successful implementation of the financial and merchandising initiatives introduced in February as part of our 5-Point Strategic Plan enabled us to strengthen our business and improve our bottom line. In addition, we have achieved better efficiencies and improved the productivity of our existing store base. In the second quarter, we increased gross margin 50 basis points through better inventory management and implementation of a new merchandise replenishment system. We also generated a very strong reduction in SG&A expense. Due to our focus on cost controls throughout the organization, we were able to reduce expenses by $4.2 million, or 190 basis points, compared to the second quarter last year.

"Looking forward, while we are slightly ahead of plan for the first three weeks of August, based on the current economic conditions, we anticipate third quarter comp store sales to be even with the same period last year. We are on schedule to complete the relocation of our Soldotna, Alaska store in October. We plan to remain focused on further strengthening our merchandise assortments in our existing stores throughout the remainder of the year, as well as maintaining our commitment to the reduction of costs company-wide. We believe we are well positioned to continue to achieve the strategic and financial objectives of our 5-Point Plan."

At the end of the second quarter of fiscal 2003, Gottschalks' total on-balance sheet debt was $23.3 million lower than at the end of the second quarter last year. Including the off-balance sheet accounts receivable securitization debt in the prior year amount, the Company's total debt for the second quarter of fiscal 2003 decreased $89.3 million, or 41.9%, from the end of the second quarter last year. The Company's excess borrowing availability on its revolving line of credit was $20.3 million at the end of the second quarter of 2003.

Earnings Teleconference

The Company will host a conference call at 1:30 p.m. Pacific Time today to review its results for the quarter. To access the call, dial (800) 223-9488. If you are unable to participate in the call today, a replay will be made available through September 2, 2003. To access this service, please dial (888) 566-0824.

About Gottschalks

Gottschalks is a regional department store chain, currently operating sixty-four department stores and eleven specialty stores in six western states, including California (39), Washington (13), Alaska (6), Oregon (2), Nevada (2) and Idaho (2). Gottschalks offers better to moderate brand-name fashion apparel, cosmetics, shoes, accessories and home merchandise. Gottschalks offers corporate information and selected merchandise on the World Wide Web at www.gottschalks.com.

Business Risks and Forward Looking Statements

This release contains forward-looking statements (within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. In some instances, such statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "believes," "intends," "projects," "forecasts," "plans," "estimates," "anticipates," "continues," "targets," or similar terms, variations of such terms or the negative of such terms. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements, including, without limitation, the Company's ability to meet debt obligations and adhere to the restrictions and covenants imposed under its various debt agreements; the timely receipt of merchandise and the Company's ability to obtain adequate trade credit from its key factors and vendors; risks arising from general economic and market conditions (including uncertainties arising from acts of terrorism or war); the ability to improve the profitability and cash flows of certain of the stores acquired from Lamonts Apparel, Inc., or to sell, sublease or close these remaining underperforming stores; the ability to modify operations in order to minimize the adverse impact of rising costs, including but not limited to workers' compensation, property and casualty insurance, health care and utilities costs; the effects of seasonality and weather conditions, changing consumer trends and preferences, competition, consumer credit, the Company's dependence on its key personnel and general labor conditions, all of which are described in more detail in Gottschalks' Annual Report on Form 10-K and other reports filed by Gottschalks with the Securities and Exchange Commission.

(Tables Follow)

GOTTSCHALKS INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

                                                       Thirteen Weeks         Twenty-Six Weeks
                                                            Ended                   Ended
                                                    ----------------------  ----------------------
                                                    August 2,   August 3,   August 2,   August 3,
                                                       2003        2002        2003        2002
                                                    ----------  ----------  ----------  ----------
Net sales......................................... $  151,972  $  155,868  $  292,591  $  305,428
Net credit revenues...............................        588       1,891       2,063       4,361
Net leased department revenues....................        727         759       1,481       1,522
                                                    ----------  ----------  ----------  ----------
     Total revenues...............................    153,287     158,518     296,135     311,311

Costs and expenses:
  Cost of sales...................................     97,749     101,069     190,877     199,560
  Selling, general and administrative expenses....     49,095      53,279      98,609     105,203
  Depreciation and amortization...................      3,342       3,544       6,710       6,902
  Store closure costs - net.......................        304          --         450          --
  Gain on sale of stores..........................         --        (326)         --        (326)
                                                    ----------  ----------  ----------  ----------
     Total costs and expenses.....................    150,490     157,566     296,646     311,339
                                                    ----------  ----------  ----------  ----------
Operating income (loss)...........................      2,797         952        (511)        (28)

Other (income) expense:
  Interest expense................................      3,381       4,469       6,782       8,217
  Miscellaneous income............................       (624)        (53)     (1,055)       (434)
                                                    ----------  ----------  ----------  ----------
                                                        2,757       4,416       5,727       7,783
                                                    ----------  ----------  ----------  ----------
Income (loss) before income taxes.................         40      (3,464)     (6,238)     (7,811)

Income taxes......................................         15      (1,334)     (2,277)     (3,007)
                                                    ----------  ----------  ----------  ----------
Net income (loss)................................. $       25  $   (2,130) $   (3,961) $   (4,804)
                                                    ==========  ==========  ==========  ==========
Net income (loss) per common share -
  basic and diluted............................... $     0.00  $    (0.17) $    (0.31) $    (0.38)
                                                    ==========  ==========  ==========  ==========

GOTTSCHALKS INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

                                                      August 2,     February 1,   August 3,
                                                         2003          2003          2002
                                                     ------------  ------------  ------------
ASSETS
CURRENT ASSETS:
  Cash............................................. $      5,982  $      6,215  $      2,554
  Retained interest in receivables sold............           --            --        13,766
  Receivables, net.................................        5,806        10,641        10,094
  Merchandise inventories..........................      178,092       164,615       181,842
  Other............................................       13,242        12,614        21,828
                                                     ------------  ------------  ------------
          Total current assets.....................      203,122       194,085       230,084

PROPERTY AND EQUIPMENT - NET.......................      134,531       139,888       149,497
GOODWILL - NET.....................................        7,501         7,501         7,635
OTHER INTANGIBLES - NET............................          677           658         8,684
OTHER LONG-TERM ASSETS.............................        5,511         6,597         7,550
                                                     ------------  ------------  ------------
                                                          13,689        14,756        23,869
                                                     ------------  ------------  ------------
                                                    $    351,342  $    348,729  $    403,450
                                                     ============  ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Trade accounts payable and
    other current liabilities...................... $     72,812  $     80,602  $     86,904
  Revolving line of credit.........................       16,439        28,845        21,660
  Current portion of long-term obligations.........        4,340         4,689         4,441
                                                     ------------  ------------  ------------
      Total current liabilities....................       93,591       114,136       113,005
                                                     ------------  ------------  ------------
LONG-TERM DEBT, less current portion:
  Revolving line of credit.........................       60,000        30,000        75,000
  Notes and mortgage loans payable.................       36,527        37,454        38,066
  Capitalized lease obligations....................        6,541         7,643         7,986
                                                     ------------  ------------  ------------
                                                         103,068        75,097       121,052

DEFERRED INCOME TAXES AND OTHER LIABILITIES........       30,105        31,183        34,145

SUBORDINATED NOTE PAYABLE TO AFFILIATE.............       22,160        21,989        21,817

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY...............................      102,418       106,324       113,431
                                                     ------------  ------------  ------------
                                                    $    351,342  $    348,729  $    403,450
                                                     ============  ============  ============